                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the registration statement of Interpore International, Inc. on Form S-8 of our report dated February 4, 1998 (except for note 11, for which the date is February 11, 1998), on our audits of the consolidated financial statements of Cross Medical Products, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference in the Form 8-K of Interpore International, Inc. filed with the Securities and Exchange Commission on May 15, 1998.





/s/ Coopers & Lybrand L.L.P.

Columbus, Ohio
May 27, 1998